Exhibit 23.1




                   Consent of Independent Auditors

           We  consent  to  the  incorporation  by  reference  in  the
Registration Statement (Form S-8) pertaining to Stock Option and Restricted Stock Plan of 1994 and Stock Option and Restricted Stock Plan of 1998 of Brown Group, Inc. of our reports dated March 5, 1998 with respect to the consolidated financial statements of Brown Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended January 31, 1998 and the related financial statement schedule included therein, as filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP

St. Louis, Missouri
August 3, 1998